UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

June 22, 2005

Terra Nostra Resources Corp.

(Exact name of registrant as specified in its charter)

Nevada

000-49631

86-0873500

 (State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

1000 – 1166 Alberni Street, Vancouver, BC

V6E 3Z3

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code  (604) 694-1110

2160, De La Montagne suite 720, Montreal, Québec, Canada

H3G 2T3

 (Former name or former address, if changed since last report)

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 22, 2005,   Mr. Donald Nicholson resigned as President and Mr. William Melvin resigned as Chief Financial Officer of Terra Nostra Resources Corp.  Following these resignations, Mr. William Melvin was appointed as President, Chief Executive Officer and a member of the Board of Directors.  Mr. Jeff Reynolds was also appointed as Chief Financial Officer of Terra Nostra Resources Corp.

Mr. Reynolds has been the Managing Director of Global Capital Ent., Lake Forest, California since May 2003. Mr. Reynolds is a co-founding partner of Global Capital Ent., which is a cross border financial advisory practice specializing in mergers and acquisitions, project finance, and merchant banking involving Chinese companies.  Mr. Reynolds served as a Director of Pricewaterhouse Coopers Securities, Los Angeles, California from September 1999 to August 2002.   Mr. Reynolds holds extensive knowledge pertaining to project finance, mergers and acquisitions.  Mr. Reynolds earned a Bachelor of Arts from the University of California, Los Angeles, with a major in Economics and an MBA from University of Southern California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Vancouver, BC, Canada, this 22nd day of June 2005.

TERRA NOSTRA RESOURCES CORP.

By: /s/ Donald Nicholson

Name:  Donald Nicholson

Title:    Secretary and Director